                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

 INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934


Check the appropriate box:

[X] Preliminary Information Statement      [ ] Confidential, for Use of the
[ ] Definitive Information Statement           Commission Only (as permitted
                                               by Rule 14c-5(d)(2)

                      CTC COSMETICS HOLDINGS COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

         NOT APPLICABLE

(2) Aggregate number of securities to which transaction applies:

         NOT APPLICABLE

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         NOT APPLICABLE

(4) Proposed maximum aggregate value of transaction:

         NOT APPLICABLE

(5) Total fee paid:

         NOT APPLICABLE

         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No:
         (3)  Filing Party:
         (4)  Date Filed:

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                      CTC COSMETICS HOLDINGS COMPANY, INC.
                        129 Front Street, Penthouse Suite
                             Hamilton, HM 12 Bermuda


                    NOTICE OF THE TAKING OF CORPORATE ACTION
                      WITHOUT A MEETING BY WRITTEN CONSENT

     Notice is hereby given that on April 5, 2000, a resolution was adopted by consent of the majority shareholder of CTC Cosmetics Holdings Company, Inc., a Delaware corporation ("CTC" or the "Company"),Voyager Select IPO Fund, Ltd., a Bermuda corporation, as holder of approximately 61.3% of the outstanding capital stock of the Company, acting pursuant to Section 228 of the General Corporation Law of the State of Delaware. Pursuant to the resolution the Company will file an amendment to its Certificate of Incorporation which will effectuate a 100-for-1 reverse stock split of the presently issued and outstanding shares of common stock of the Company.

         The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding Common Stock of the Company. The Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from stockholders. The resolution will not become effective before the date which is 21 days after this Information Statement was first sent to stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority shareholder of the Company.

         The Information Statement is first being mailed to stockholders of the Company on or about April 20, 2000. Only stockholders of record at the close of business on April 10, 2000 will be entitled to receive the Information Statement.


                                         By Order of the Board of Directors

                                         s/ Paul D. Lemmon
                                         -------------------------
                                         Paul D. Lemmon, Secretary



April 20, 2000


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      CTC COSMETICS HOLDINGS COMPANY, INC.
                        129 Front Street, Penthouse Suite
                             Hamilton, HM 12 Bermuda



                                CONSENT STATEMENT


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


     We are sending you this Information Statement to inform you of the adoption of the resolution on April 5, 2000 by consent of the majority shareholder of the Company, Voyager Select IPO Fund, Ltd., a Bermuda corporation ("Voyager" or "Majority Stockholder"), as holder of 16,000,000 shares of the Corporation's common stock, par value $.004 per share (the "Common Stock")or approximately 61.3% of the outstanding capital stock of CTC Cosmetics Holdings Company, Inc. (the "Company"), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware. Pursuant to such resolution, the Company will, file an amendment to its Certificate of Incorporation which will effect a 100-for-1 reverse stock split of the presently issued and outstanding shares of Common Stock of the Company (the "Reverse Stock Split"). The amendment to our Certificate of Incorporation will become effective upon filing of an amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State which filing will be accomplished 21 calendar days after the date of mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of this resolution and proxies are not requested from shareholders. Since the Majority Stockholder owns more than fifty percent of the outstanding Common Stock entitled to vote thereon, the Reverse Stock Split has been approved by the necessary vote of stockholders. Accordingly, the Company is not seeking written consents from any of its other stockholders. Please be advised, therefore, that this is only an Information Statement. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being sent or given to stockholders on April 20, 2000. Record holders of the Common Stock at the close of business on April 10, are entitled to receive a copy of this Information Statement. On April 10, 2000, there were 26,168,654 shares of Common Stock outstanding which constitute the only voting securities of the Company.

     The Company will pay the expenses of furnishing this Consent Statement, including the cost of preparing, assembling, and mailing this Consent Statement.

ACTION BY WRITTEN CONSENT

     Pursuant to Section 228 of the Delaware General Corporation Law ("DGCL"), any action which may be taken at any meeting of the Stockholders may also be taken without a meeting and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company of Voyager are sufficient to approve the proposed corporate action) and delivered to the Company.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT


General
-------

     On April 5, 2000 the Board of Directors approved an Amendment to the Company's Certificate of Incorporation to effectuate a reverse stock split of one share of newly issued Common Stock for each one hundred (100) shares of the Company's presently issued and outstanding shares of Common Stock. Also, on April 5, 2000, the holder of a majority of shares entitled to vote consented to a resolution pursuant to Section 228 of the General Corporation Law of the State of Delaware, approving an Amendment to the Company's Certificate of Incorporation. The Reverse Stock Split will not materially affect any stockholder's proportionate equity interest in the Company or the relative rights, preferences, privileges or priorities of any stockholder.

     The Reverse Stock Split will become effective on the date of filing of the Amendment to the Company's Certificate of Incorporation (the "Effective Date") and the Stockholders will be notified on or after the Effective Date that the Reverse Stock Split has been affected.

     The Board of Directors reserves the right, notwithstanding the Majority Stockholder's approval and without further action by the Stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Purpose of the Reverse Stock Split
----------------------------------

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating the Reverse Stock Split of the presently issued and outstanding common stock. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

Effect of the Reverse Stock Split
---------------------------------

     The principal effect of the Reverse Stock Split will be to decrease the number of outstanding shares of Common Stock from 26,168,654 (as of April 10, 2000) to approximately 2,616,865 shares, providing that no additional shares have been issued subsequent to April 10, 2000. The Common Stock issued pursuant to the Reverse Stock Split will be fully paid and nonassessable. The respective voting rights and other rights that accompany the Common Stock will not be altered by the Reverse Stock Split, and the par value of the Common Stock will remain at $.004 per share. Consummation of the Reverse Stock Split will not alter the number of authorized shares of the Company's capital stock which will remain the same. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the Company. The proposed Reverse Stock Split will not involve the purchase of fractional shares. Fractional shares will be rounded up to the nearest whole share. The Company had as of April 10, 2000, approximately 720 stockholders, and the number of such stockholders of record (as of April 10, 2000) will remain unchanged and unaffected by the proposed Reverse Stock Split. The Board of Directors believes that the proposed Reverse Stock split will not have a reasonable likelihood or purpose of producing, either directly or indirectly the effects described in
Section 13e-3(a)(3)(ii) of the Securities Exchange Act of 1934, for the reasons stated above.

     The Reverse Split will occur on the Effective Date without any action on the part of stockholders of the Company and without regard to the date or dates certificates presently representing shares of the Common Stock are physically surrendered for certificates representing the number of shares of the Common Stock such stockholders are entitled to receive as a consequence of the Reverse Stock Split. New certificates of Common Stock will be issued in due course as old certificates are tendered to the transfer agent acting also as an exchange agent for exchange or transfer. The fractional shares of Common Stock will be rounded up to the nearest whole share.

Federal Income Tax Consequences
-------------------------------

     The receipt of Common Stock in the Reverse Stock Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of Common Stock received as a result of the Reverse Stock Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the Effective Date of the Reverse Stock Split will be included in the holding period of the Common Stock received as a result of the Reverse Stock Split.

     THE FEDERAL INCOME TAX DISCUSSION WITH RESPECT TO THE REVERSE STOCK SPLIT SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE STOCK SPLIT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     PRINCIPAL STOCKHOLDERS, DIRECTORS AND OFFICERS. The following table sets forth the beneficial ownership of the Company's Common Stock, as of April 10, 2000, by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each current and nominee director and officer of the Company, and (iii) all current directors and executive officers of the Company as a group. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. An asterisk denotes beneficial ownership of less than 1% .

                                                 Amount of
Name and                                         Beneficial          Percent of
Address                                          Ownership             Class
-------                                          ---------             -----

Voyager Select IPO Fund, Ltd. (1)               16,000,000 (1)         61.3%

Andrew K. Proctor (2)                                    0 (2)            0%
Chief Financial Officer and Director

Paul D. Lemmon (3)                                       0 (3)            0%
Vice President, Secretary and Director

Riccardo W. Cannaviello (4)                              0                0%
President and Director

Paul K.W. Tso (5)                                5,127,300             19.6%
Former Chairman of the Board
of Directors and Chief Executive
Officer

Mark K.W. Lee (5)                                1,397,700             5.35%
Former Vice-Chairman,  President
and Secretary

Li Wai Zen, Former Director (5)                          0                0%

Shaw Shui, Former Director (5)                           0                0%

Hao Kwoi Fong, Former Director (5)                       0                0%

All Current Directors and Officers
as a Group (3 persons)                                   0                0%
-------------------------------

As used in this table, "beneficial ownership"is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(1) The address for Voyager is 129 Front Street, Penthouse Suite, Hamilton, HM 12 Bermuda.
(2)(3) Messrs. Proctor and Lemmon are the Managing Directors of Voyager. They both disclaim any beneficial ownership of the Common Stock of the company held by Voyager.
(4)       C/o 129 Front Street, Penthouse Suite, Hamilton, HM 12 Bermuda.
(5) The address of this person is No. 80 Liu Tuang Road Pudong, Shanghai, China. Each of the former officers and/or directors has been removed from their respective offices on February 22, 2000.

     The percentage of beneficial ownership is based upon 26,168,654 shares of Common Stock outstanding as of April 10, 2000

EXECUTIVE COMPENSATION

     There is no information available as to what cash compensation was paid by the Company to its present executive officers, and whether such compensation exceeded $100,000 per fiscal year.

COMPENSATION OF DIRECTORS

     There is no information available as to whether any of the Company's current directors received any type of compensation in conjunction with their services as directors.

                                    EXHIBITS


EXHIBIT I              Amendment to Certificate of Incorporation

                            CERTIFICATE OF AMENDMENT

                                       OF

      CERTIFICATE OF INCORPORATION OF CTC COSMETICS HOLDINGS COMPANY, INC.

                           (Pursuant to Section 242 of
                      the Delaware General Corporation Law)


         The undersigned, Riccardo W. Cannaviello, being the President and Paul
D. Lemmon, being the Secretary of CTC Cosmetics Holdings Company, Inc., a Delaware corporation (the "Corporation"), does hereby certify as follows:

         1. The Certificate of Incorporation of the Corporation is hereby amended pursuant to Section 242(a)(3) of the General Corporation Law of the State of Delaware by amending Article IV as follows:

                                   ARTICLE IV

                              CAPITAL STOCK CLASSES

                  "The total number of shares of all classes which the corporation is authorized to have outstanding is Sixty Million (60,000,000) shares of which stock Fifty Million (50,000,000) shares in the par value of $0.004 each, shall be common stock and of which Ten Million (10,000,000) shares in the par value of $0.01 each, shall be preferred stock. Effective on May __, 2000, the common stock shall be reconstituted such that one new share of common stock shall be issued in exchange for each 100 outstanding shares of common stock."

         2. The foregoing Amendment to the Certificate of Incorporation was first authorized by the Board of Directors and subsequently duly adopted by the consent in writing of the stockholders holding a majority of the Corporation's outstanding stock entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         3. In accordance with Section 228 of the General Corporation Law of the State of Delaware, a written notice of the corporate action taken by the majority of the stockholders has been given to all stockholders of record of the Corporation who have not consented in writing.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of May __, 2000 and DO HEREBY CERTIFY, that the facts stated in this Certificate of Amendment are true and correct.




                                     ---------------------------------
                                     Riccardo W. Cannavielo, President



                                     ---------------------------------
                                     Paul D. Lemmon, Secretary